BOBBY L. CULPEPPER
                                 & ASSOCIATES
                         A PROFESSIONAL LAW CORPORATION     205 WEST ALABAMA
BOBBY L. CULPEPPER            525 EAST COURT AVENUE         RUSTON, LA 71270
                         JONESBORO, LOUISIANA 71251-3497    318-251-0701
TERESA CULPEPPER CARROLL        318/259-4184
J. CLAY CARROLL                FAX #318/259-6278            233 SOUTH GRAND
                                                            MONROE, LA 71201
                         PLEASE REFER ALL CORRESPONDENCE    318/325-3884
                             TO THE JONESBORO OFFICE

File#                          January 26, 1999








MMR Investment Bankers
550 North 159th Street East
P.0. Box 781440
Wichita, Kansas  67278-1440

Gentlemen:

Bobby L. Culpepper & Associates, a PLC, serves as the attorney for The Biltmore Group of Louisiana, L.L.C., and does hereby give permission to use its opinion letter hereby furnished to you concerning our client's incurrence of debt in the principal amount of $9,900,000.00 and the issuance of first mortgage bonds in connection with development, construction and purchase of property in Louisiana and Arizona, in the Prospectus for Bond Issue of The Biltmore Group of Louisiana, L.L.C.

With kindest personal regards, I remain



                       Yours very truly,

                       /S/J CLAY CARROLL

                       J. Clay Carroll


JCC:bb
Cc:  The Biltmore Group of Louisiana, L.L.C.


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